Exhibit 99.2

Restaurant Brands International Inc. Announces Pricing and Upsizing of First Lien Senior Secured Notes Offering and Revised Sizing of Additional Borrowings Under its Existing First Lien Term Loan Facility

Oakville, Ontario – May 3, 2017 – Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP) and 1011778 B.C. Unlimited Liability Company (the “Issuer”) and New Red Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) announced today that the Issuers priced their previously announced offering of 4.250% First Lien Senior Secured Notes due 2024 (the “2017 Senior Notes”) and upsized the offering of the 2017 Senior Notes from an aggregate principal amount of $1,000 million to $1,500 million. The 2017 Senior Notes will have a maturity date of May 15, 2024. The Issuers also announced an incremental borrowing of $250 million in aggregate principal amount under the existing First Lien Term Loan Facility (the “Incremental Facility”), compared to the previously announced intention to borrow $500 million in aggregate principal amount. The close and funding of the 2017 Senior Notes and the Incremental Facility are expected to be completed on or about May 17, 2017, subject to customary closing conditions.

The 2017 Senior Notes were priced at 100.000% of their face value. The 2017 Senior Notes will be first lien senior secured obligations of the Issuers guaranteed on a senior secured basis by each of the subsidiaries that guarantee the Issuers’ obligations under the senior secured First Lien Term Loan Facility.

As previously announced, RBI expects to use the proceeds from the offering of the 2017 Senior Notes and from the Incremental Facility, together with other sources of liquidity, to redeem all or a portion of RBI’s outstanding 9.00% Class A Cumulative Compounding Redeemable Preferred Shares, for general corporate purposes and to pay fees and expenses related to this offering.

The 2017 Senior Notes and the related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

Investors

Markus Sturm, Investor Relations

investor@rbi.com

Media

Patrick McGrade, Communications and Corporate Affairs

media@rbi.com

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with more than $27 billion in system-wide sales and over 23,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 40 years. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s and the Issuers’ expectations and beliefs regarding their ability to increase borrowings under the existing First Lien Term Loan Facility and complete the proposed 2017 Senior Notes offering on terms acceptable to RBI and the Issuers or at all. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

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